Exhibit 32

Certification of Principal Executive Officer and Principal Financial Officer

Pursuant to 18 U.S.C. Section 1350 as Adopted

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to the requirements set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Ziad Ghanem, Principal Executive Officer of TerrAscend Corp. (the “Company”), and Keith Stauffer, Principal Financial Officer of the Company, each hereby certifies, that, to the best of his knowledge:

1.

The Company's Quarterly Report on Form 10-Q for the period ended September 30, 2022, to which this Certification is attached as Exhibit 32.1 (the "Periodic Report"), fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 14, 2022
/s/ Ziad Ghanem	/s/ Keith Stauffer
Ziad Ghanem	Keith Stauffer
President and Chief Operating Officer	Chief Financial Officer
(Principal Executive Officer)	(Principal Financial Officer)